UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2011
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828

(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant's telephone number,
including area code)

Not Applicable
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:
This current report on Form 8-K/A (this “Amendment”) amends a current report on Form 8-K filed by Tesoro Corporation (the “Company”) on May 6, 2011 (the “Original Filing”). The sole purpose of this Amendment is to disclose the Company's decision regarding how frequently it will conduct stockholder advisory votes on executive compensation (“Say-on-Pay”); this Amendment does not modify or update any other disclosure contained in the Original Filing.
Item 5.07    Submission of Matters to a Vote of Security Holders.
At the Company's 2011 Annual Meeting of Stockholders, the Company's stockholders voted on, among other matters, a proposal regarding the frequency of future stockholder advisory votes on the compensation of the Company's named executive officers (“Say-on-Pay Votes”). As previously reported in the Original Filing, more than a majority of the votes cast on the frequency proposal were cast in favor of holding an annual Say-on-Pay Vote, as was recommended by the Company's Board of Directors (the “Board”).
In light of this result and other factors, the Board determined that it currently intends for the Company to hold annual Say-on-Pay Votes until the next advisory vote on the frequency of Say-on-Pay Votes occurs. The next non-binding advisory vote regarding the frequency of Say-on-Pay Votes is required to be held no later than the Company's 2017 Annual Meeting of Stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2011

TESORO CORPORATION
By:	/s/ CHARLES S. PARRISH
Charles S. Parrish
Executive Vice President, General Counsel and Secretary

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